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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                FORM 8-A/A NO. 2

                       FOR REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                    TOO, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                     31-1333930
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                               8323 WALTON PARKWAY
                             NEW ALBANY, OHIO 43054
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered
          -------------------               ------------------------------

    Preferred Stock Purchase Rights         New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


     Reference is made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Too, Inc. (the "Company") on August 27, 2001, as amended on Form 8-A/A No. 1 on September 28, 2001 (the "Original Form 8-A"), relating to the Preferred Stock Purchase Rights distributed to the stockholders of the Company in connection with the Rights Agreement, dated August 14, 2001 (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A. The Original Form 8-A is hereby incorporated by reference herein.

     On November 11, 2003, the Board of Directors of the Company approved the Agreement of Substitution and Amendment of Rights Agreement, dated as of November 11, 2003, to be effective as of October 20, 2003 (the "Amendment"). A complete copy of the Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

ITEM 2. EXHIBITS

     4.1 Rights Agreement dated as of August 14, 2001, by and between the Company and EquiServe Trust Company, N.A., as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as
              Exhibit 4.1 to the Registration Statement on Form 8-A (file number 001-14987), filed on August 27, 2001, and incorporated herein by reference.

     4.2 Agreement of Substitution and Amendment of Rights Agreement, dated as of November 11, 2003, to be effective as of October 20, 2003, between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                                            TOO, INC.



Date: December 17, 2003                     By:    /s/ Kent A. Kleeberger
                                               ---------------------------------
                                                 Kent A. Kleeberger, Executive
                                                 Vice President, Chief Operating
                                                 Officer, Chief Financial
                                                 Officer, Treasurer and
                                                 Secretary





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                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION


     4.1 Rights Agreement dated as of August 14, 2001, by and between the Company and EquiServe Trust Company, N.A., as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as
              Exhibit 4.1 to the Registration Statement on Form 8-A (file number 001-14987), filed on August 27, 2001, and incorporated herein by reference.

      4.2 Agreement of Substitution and Amendment of Rights Agreement, dated as of November 11, 2003, to be effective as of October 20, 2003, between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent.